UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry Into a Material Definitive Agreement.

On December 10, 2020, FAT Brands Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fog Cutter Capital Group Inc., a Delaware corporation (“FCCG”), Fog Cutter Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Fog Cutter Holdings, LLC, a Delaware limited liability company (“Holdings”).

FCCG currently holds 9,679,288 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or approximately 81.2% of the outstanding shares of Common Stock. Pursuant to the Merger Agreement, FCCG has agreed to merge with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Merger”). Upon closing of the Merger, the former stockholders of FCCG will become direct stockholders of the Company holding in the aggregate the same number of shares of Common Stock held by FCCG immediately prior to the Merger, and will receive certain limited registration rights with respect to the shares received in the Merger. As a result of the Merger, FCCG’s wholly-owned subsidiaries, Homestyle Dining, LLC, Fog Cap Development LLC, Fog Cap Acceptance Inc. and BC Canyon LLC, will become indirect wholly-owned subsidiaries of the Company.

Under the Merger Agreement, Holdings has agreed to indemnify the Company for breaches of FCCG’s representations and warranties, covenants and certain other matters specified in the Merger Agreement, subject to certain exceptions and qualifications. Holdings has also agreed to hold a minimum fair market value of shares of Common Stock of the Company to ensure that it has assets available to satisfy such indemnification obligations if necessary.

In connection with the Merger, the Company has declared a special stock dividend (the “Special Dividend”) payable only to holders of Common Stock other than FCCG, consisting of 0.2319998077 shares of the Company’s 8.25% Series B Cumulative Preferred Stock (liquidation preference $25.00 per share) (the “Series B Preferred Stock”) for each outstanding share of Common Stock held by such stockholders, with the value of any fractional shares of Series B Preferred Stock to be paid in cash. FCCG will not receive any portion of the Special Dividend, which will have a record date of December 21, 2020 and expected payment date of December 23, 2020. The Special Dividend is expressly conditioned upon the satisfaction or valid waiver of the conditions to closing of the Merger set forth in the Merger Agreement. The Special Dividend is intended to reflect consideration for the potential financial impact of the Merger on the common stockholders other than FCCG, including the assumption of certain debts and obligations of FCCG by the Company by virtue of the Merger.

The Company undertook the Merger primarily to simplify its corporate structure and eliminate limitations that restrict the Company’s ability to issue additional Common Stock for acquisitions and capital raising. FCCG holds a substantial amount of net operating loss carryforwards (“NOL’s”), which could only be made available to the Company as long as FCCG owned at least 80% of FAT Brands. With the expected Merger, the NOL’s will be held directly by the Company, which will then have greater flexibility in managing its capital structure. In addition, after the Merger the Company will no longer be required to compensate FCCG for utilizing its NOL’s under the existing Tax Sharing Agreement between the Company and FCCG.

The Board of Directors of the Company established a Special Committee of the Board (the “Special Committee”) comprised solely of independent directors to review and evaluate the potential for a transaction with FCCG, the terms of the transaction and other alternatives available to the Company. The Special Committee was advised by independent legal counsel and by independent financial advisors, which financial advisors advised the Special Committee that the Special Dividend to be received by the holders of Common Stock, other than FCCG, in connection with the Merger is fair to such stockholders from a financial point of view, based upon and subject to the assumptions and limitations set forth in such financial advisor’s written fairness opinion to the Special Committee.

The completion of the Merger is subject to customary closing conditions, including the absence of any order, writ, judgment, injunction, decree, stipulation, determination or award being enacted, issued, promulgated, enforced or entered by a governmental agency which has the effect of making the transactions contemplated by the Merger Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any such transactions to be rescinded following the completion thereof. Each party’s obligation to consummate the transactions under the Merger Agreement is also subject to certain additional closing conditions, including (i) the accuracy of the other parties’ representations and warranties contained in the Merger Agreement (subject to customary materiality qualifiers) and (ii) the other parties’ compliance in all material respects with their respective covenants and agreements contained in the Merger Agreement. The parties intend that the Merger will be treated as a tax-free reorganization for federal income tax purposes to the stockholders of FCCG, except to the extent of any cash received in lieu of fractional shares.

The Merger Agreement contains certain representations, warranties and covenants by the parties that are customary for a transaction of this nature and are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. Each of the parties is required to use their respective commercially reasonable efforts to satisfy their respective conditions to closing the transactions contemplated under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other information about the Company, FCCG or the other parties thereto or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the parties which were made solely for the benefit of the other parties to the Merger Agreement and (i) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other parties in connection with the signing of the Merger Agreement, which disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations, warranties, and covenants set forth in the Merger Agreement, (ii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder may view as material, and (iii) may have been made only as of the date of the Merger Agreement or as of another date specified in the Merger Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, stockholders should not rely upon representations and warranties of the parties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the other parties to the Merger Agreement or their respective subsidiaries and affiliates.

Item 7.01 Regulation FD Disclosure.

On December 11, 2020, the Company issued a press release announcing that it has entered into the Merger Agreement, and made publicly available an investor presentation providing additional information about the expected benefits and effects of the transactions on the Company. The press release is attached hereto as Exhibit 99.1 and the investor presentation is attached hereto as Exhibit 99.2, and each is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the attached Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, the Company’s ability to utilize the net operating loss carryforwards of Fog Cutter Capital Group Inc., the Company’s ability to leverage its expertise and infrastructure and successfully integrate and exploit the synergies of its acquisitions, the Company’s ability to source and conduct future accretive acquisitions, the Company’s ability to access the capital markets, and the effects on the Company’s business of the current novel coronavirus pandemic (“COVID-19”). Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond the Company’s control, which could cause its actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that the Company files from time to time with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause the Company’s actual results to differ materially from its current expectations and from the forward-looking statements contained in this Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 10, 2020, by and among FAT Brands Inc., Fog Cutter Capital Group Inc., Fog Cutter Acquisition, LLC and Fog Cutter Holdings, LLC.
99.1	Press release, dated December 11, 2020.
99.2	Investor presentation, dated December 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2020

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer